UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

FIrST FOUNDATION Inc.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC Driver Opportunity Partners I LP J. Abbott R. Cooper Allison Ball
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominee at the 2023 annual meeting of stockholders of First Foundation, Inc., a Delaware corporation (the “Company”).

Item 1: On June 15, 2023, Driver Management issued the following press release:

Leading Independent Proxy Advisory Firm Glass Lewis Recommends First Foundation Stockholders Vote FOR Driver’s Independent Nominee Allison Ball

Glass Lewis States Driver has Presented a Compelling Case for Board Change, Particularly Given the Company’s Financial Underperformance

Glass Lewis Raises Concerns that First Foundation’s Attempt to Reject Driver’s Nomination Notice was an Egregious Example of a Company Weaponizing its Advance Notice Bylaw Provisions to Entrench Itself

Glass Lewis Notes that the Board Appears to be More Interested in Self-Preservation than Providing Shareholders with the Ability to Weigh the Merits of Director Candidates

Glass Lewis Agrees that Ms. Ball will Bring a Fresh and Independent Perspective to the Board

Driver Urges First Foundation Stockholders to Vote FOR Driver’s Nominee on the WHITE Universal Proxy Card or use First Foundation’s Blue Universal Proxy Card and Mark your Vote FOR Allison Ball

NEW YORK, June 15, 2023 (GLOBE NEWSWIRE) -- Driver Management Company LLC (together with its affiliates, “Driver” or “we”), a sizable stockholder of First Foundation Inc. (NASDAQ: FFWM) (“First Foundation” or the “Company”), today announced that leading independent proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) recommended that First Foundation stockholders vote for change in the boardroom.

In its report, Glass Lewis recommended stockholders vote FOR Driver nominee Allison Ball to First Foundation’s board of directors (the “Board”) at the Company’s upcoming Annual Meeting of Stockholders to be held on June 27, 2023.

J. Abbot R. Cooper, Driver’s Managing Member, commented:

“Driver is pleased that Glass Lewis is acknowledging First Foundation’s abysmal underperformance and recommending the Company’s stockholders vote for desperately needed boardroom change on the WHITE universal proxy card. We agree with Glass Lewis’ critique of the Company’s concerning governance practices and attempt to entrench itself, and we could not be more excited about the prospect of the fresh perspective, strong expertise and fiduciary mindset that our independent nominee, Ms. Ball, would bring to the Board.”

In its report recommending First Foundation stockholders vote for change on the Board, Glass Lewis*:

Agreed with Driver’s assessment of First Foundation’s poor TSR and financial underperformance:

“. .. . for each of the selected periods, the TSR of the Company was markedly worse than the median returns observed in the selected peer groups and the returns of the selected industry indices. In fact, we found the Company’s TSR performance was worse than the performance observed in 29 of the 30 unique banking peers that were included in the Glass Lewis Peer Group and the FFWM Peer Group.”

“. .. . the Dissident has clearly illustrated in its proxy solicitation materials that the Company’s worsening TSR performance, on both an absolute and relative basis, has coincided with a deterioration in the Company’s profitability and margins.”

Raised serious concerns about the Company’s initial decision to reject Driver’s Nomination Notice as an entrenchment maneuver to avoid accountability:

“In our view, the Company’s initial actions in this matter are indicative of a board that appears to us to be more interested in self-preservation rather than providing shareholders with the ability to weigh the merits of director candidates nominated by shareholders.”

“We believe the Company’s initial decision to reject the Dissident’s Nomination Notice can be reasonably viewed as a rather egregious example of a company weaponizing its advance notice bylaw provisions to entrench itself.”

“Finally, we are rather troubled with the Company’s attempt to invalidate the Dissident’s Nomination Notice, particularly given the relevant sequence of events, the arguments presented by the Dissident and the lack of a compelling rebuttal by the board.”

Noted concern regarding the Board’s apparent abdication of responsibilities to management and lack oversight:

“. .. . the Dissident notes the Company’s rejection of the Nomination Notice was made unilaterally by Mr. Scott Kavanaugh (Vice Chair, President and CEO of the Company). Assuming the foregoing statement is true – to the best of our knowledge, the Company has not provided any public statements to suggest otherwise – we believe this raises serious questions regarding the responsibilities of the Nominating and Corporate Governance Committee, as well as the oversight (or lack thereof) provided by the Company’s entire board.”

Believed that Driver Nominee Allison Ball would bring relevant skills to the Board:

“. .. . Ms. Ball’s background in technology could be particularly relevant and beneficial given the evolution and increasing relevance of technology in the banking sector, not to mention the general absence of technology expertise among the Company’s current directors.”

Highlighted Driver’s record of a willingness to work constructively with banks:

“. .. . Driver has some credibility as a sophisticated activist investor in the regional banks space, and Driver has shown a willingness to work with targeted banks to arrive at a mutually amendable resolution.”

Concluded there was a clear case for change on First Foundation’s Board:

“Based on our review, we believe the Dissident has presented a compelling case for board change here, particularly given the Company’s financial underperformance to date and the Company’s prior efforts to invalidate the Dissident’s Nomination Notice over an arguably trivial matter.”

“Therefore, we believe the election of the Dissident Nominee is warranted at this time. Accordingly, we recommend that shareholders vote on the Dissident’s WHITE universal proxy card.”

*Permission to use quotations from the Glass Lewis report was neither sought nor obtained.

Mr. Cooper stated further:

“We appreciate Glass Lewis’ validation that change is needed in First Foundation’s boardroom and its recognition of the dangers posed by the weaponization of advance notice bylaws by entrenched boards.”

Driver Urges First Foundation stockholders to vote FOR Driver’s nominee on the WHITE universal proxy card or use First Foundation’s Blue universal proxy card and mark your vote FOR Allison Ball.

Do not be misled by First Foundation! Only your latest dated vote counts. Stockholders who have questions, require assistance in voting their WHITE universal proxy card, or need additional copies of Driver’s proxy materials, are encouraged to contact Saratoga Proxy Consulting LLC at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.

About Driver Management

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value.

Investors:

Saratoga Proxy Consulting
John Ferguson 212-257-1311
jferguson@saratogaproxy.com

Item 2: On June 15, 2023, J. Abbott Cooper, Managing Member of Driver Management, published the following message on LinkedIn: